Exhibit 3.4

BYLAWS
OF
Aquestive Therapeutics, Inc.,
a Delaware corporation
(the “Corporation”)

Effective as of January 1, 2018

ARTICLE I: STOCKHOLDERS

Section 1.          Annual Meeting of Stockholders.  The annual meeting of stockholders shall be held each year on such date, and at such time and place, as may be designated by the Board of Directors of the Corporation (the “Board of Directors”).  The annual meeting of stockholders shall be held at the principal office of the Corporation or such other place as shall be specified in the notice of meeting. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

Section 2.          Special Meetings of Stockholders.  Special meetings of stockholders may be called for any purpose or purposes by the Board of Directors or by any member of the Board of Directors.  Special meetings of stockholders shall be held at the principal office of the Corporation or at such other place as shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

Section 3.          Notice of Meetings; Adjournments.

(a)          Whenever stockholders are required or permitted to take any action at a meeting, a written notice of such meeting shall be given which shall state the place, date and hour of such meeting, and, in the case of a special meeting, the purpose or purposes for which such meeting is called.  The written notice of any stockholders meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic mail or other electronic transmission, in the manner provided in Section 232 of the DGCL.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b)          When any stockholders meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if:  (i) the time and place to which the meeting is adjourned and the means of remote communications (if any) by which stockholders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; (ii) the period of adjournment does not exceed thirty (30) days in any one adjournment; (iii) no new record date is fixed for the adjourned meeting; and (iv) at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

Section 4.          Quorum.  The holders of a majority of interest of all stock issued, outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum.  Any meeting may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present.  The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to reduce the voting shares below a quorum.

Section 5.          Voting and Proxies.  Except as otherwise provided by the Certificate of Incorporation of the Corporation (as may be amended from time to time, the “Certificate of Incorporation”) or by law, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by either written proxy or by a transmission permitted by Section 212(c) of the DGCL, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest.  Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof.  Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

Section 6.          Action at Meeting.  When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws.  Any election of directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws.  The Corporation shall not directly or indirectly vote any share of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

Section 7.          Waiver of Notice.  Whenever notice is required to be given under any provision of the DGCL or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or waiver by electronic mail or other electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when such stockholder attends a meeting for the express purpose of objecting, and does so object, at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any stockholders meeting need be specified in the notice or waiver of notice of such meeting.

Section 8.          Consent of Stockholders in Lieu of Meeting.

(a)          Unless otherwise provided in the Certificate of Incorporation, as it may be amended from time to time, or by applicable Delaware law, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.

(b)          Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in this Section.  A facsimile, electronic mail or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section to the extent permitted by law.  Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL.

(c)          Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(d)          Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing (including by electronic mail or other electronic transmission as permitted by law).  If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the DGCL.

ARTICLE II: DIRECTORS

Section 1.          Board of Directors Generally; Committees.  The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.  From time to time, the Board of Directors may create or abolish committees of the Board of Directors and appoint from among its members to serve on such committees.  The committees so designated may include an executive committee to function between meetings of the Board of Directors.  Each committee shall have such powers and perform such duties as shall be authorized by the resolution of the Board of Directors appointing it or by any amendment to that resolution; but no such committee shall have power or authority in reference to the following:  (i) approving or adopting, or recommending to the stockholders, any action or matter required to be submitted to stockholders for approval; or (ii) adopting, amending or repealing any bylaw of the Corporation.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 2.          Number and Term of Directors; Regular Meetings.  The number of directors shall be no more than  nine and no less than one  less than one, or as may be determined from time to time by a majority of the entire Board of  Directors.  The term of office of each director shall be from the time of election and qualification until such director’s successor shall have been elected and shall have qualified, or until the earlier death, resignation or removal of such director.  Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.  Unless otherwise specified in the Certificate of Incorporation, elections of directors need not be by written ballot.  A regular meeting of the Board of Directors for the election of officers and such other business as may come before such meeting shall be held without notice immediately following the annual meeting of stockholders at the same place.  The Board of Directors may provide, by resolution adopted at any time by the Board of Directors, for additional regular meetings which may be held without notice, which may be within or outside the state of Delaware.

Section 3.          Special Meetings of the Board of Directors.  Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chief Executive Officer, President or by a majority of the directors then serving on the Board of Directors.  Such meetings shall be held upon at least (i) two days’ notice given personally or by telephone, or (ii) two days’ notice given by e-mail or facsimile, receipt of which is electronically or orally confirmed, or (iii) four business days’ notice given by depositing notice in the mails, postage prepaid.  Such notice shall specify the time and place of such meeting, which may be within or outside the state of Delaware. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director.

Section 4.          Organization of Meeting.  Such person as the Board of Directors may have designated or, in the absence of such a person, the Chief Executive Officer, or in his or her absence, the President or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the Secretary of the Corporation, the Secretary of the meeting shall be such person as the chairman of the meeting appoints.  The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including the manner of voting and the conduct of business.  The date and time of opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

Section 5.          Waiver of Notice of Board of Directors Meetings; Notice of Purpose; Adjournment.  A written waiver, signed by a director entitled to notice of a Board of Directors meeting, or waiver by electronic mail or other electronic transmission by a director, whether before or after such meeting, shall be deemed equivalent to notice.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when such director attends a meeting for the express purpose of objecting, and does so object, at the beginning of such meeting, to the transaction of any business because such meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any notice or waiver of notice of such meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.  Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed 30 days in any one adjournment.

Section 6.          Action Without Meeting.  The Board of Directors or any committee thereof may act without a meeting if, prior or subsequent to such action, each member of the Board of Directors or of such committee, as the case may be, shall consent in writing or by electronic transmission to such action and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 7.          Telephone Conference Meetings of the Board of Directors.  Any or all directors may participate in any meeting of the Board of Directors or any committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in a meeting pursuant to this paragraph shall constitute presence in person at such meeting.

Section 8.          Quorum of Board of Directors and Committees.  One director shall constitute a quorum of the Board of Directors or any committee thereof for the transaction of business unless the Board of Directors or such committee, as the case may be, consists of two directors, in which case two directors shall constitute a quorum of the Board of Directors or such committee, and unless the Board of Directors or such committee, as the case may be, consists of three or more directors, in which case a majority of the directors then serving on the Board of Directors shall constitute a quorum.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 9.          Vacancies in the Board of Directors.  Unless otherwise provided in the Certificate of Incorporation, any vacancy in the Board of Directors, including a vacancy caused by an increase in the number of directorships, may be filled by the majority of the directors then in office, although less than a quorum, or a sole remaining director.

Section 10.          Removal, Resignation.  Unless otherwise provided in the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.  Any director may resign at any time by written notice to the Chief Executive Officer, President or the Secretary of the Corporation.  Resignations shall take effect at the time therein specified and, unless otherwise expressly set forth in the resignation, the Board of Directors’ acceptance of the resignation shall not be necessary to make it effective.  No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

Section 11.          Fees and Compensation of Directors.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.  No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III:  OFFICERS

Section 1.          Officers.  At its regular meeting following the annual meeting of stockholders, the Board of Directors shall elect a Chief Executive Officer, President, a Treasurer, a Secretary, and such other officers as it shall deem necessary or appropriate.  Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.  No officer need be a stockholder or director of the Corporation.  One person may hold two or more offices but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.  The duties and authority of the officers shall be determined from time to time by the Board of Directors.  Subject to any such determination, the officers shall have the following duties and authority:

(a)          Subject to such supervisory powers (if any) as may be given by the Board of Directors, the Chief Executive Officer of the Corporation (if such an officer is appointed) shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation and shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of a corporation and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.  The person serving as Chief Executive Officer shall also be the acting President of the Corporation whenever no other person is then serving in such capacity.

(b)          Subject to such supervisory powers (if any) as may be given by the Board of Directors to the chairman of the Board of Directors (if any) or the Chief Executive Officer, the President shall have general supervision, direction, and control of the business and other officers of the Corporation.  He or she shall have the general powers and duties of management usually vested in the office of President of a corporation and such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.  The President may enter into and execute in the name of the Corporation contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board of Directors.  The President may delegate from time to time to any other officer, any or all of the duties and authority of the President contemplated in this paragraph.  The person serving as President shall also be the acting Chief Executive Officer, Secretary or Treasurer of the Corporation, as applicable, whenever no other person is then serving in such capacity.

(c)          Vice Presidents (including, without limitation, executive, senior or other Vice Presidents), if elected, shall have such duties and possess such authority as may be assigned or delegated to them by the President or assigned to them by the Board of Directors.  In the absence or disability of the Chief Executive Officer (if any) and President, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.

(d)          The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the Corporation.  The Treasurer shall perform such other duties and possess such other authority as are incident to the office of Treasurer or as may be assigned or delegated to the Treasurer by the President or assigned to the Treasurer by the Board of Directors.

(e)          Assistant Treasurers, if elected, shall have such duties and possess such authority as may be delegated to them by the Treasurer or assigned or delegated to them by the President or assigned to them by the Board of Directors.

(f)          The Secretary shall cause notices of all meetings to be served as prescribed in these Bylaws and shall keep or cause to be kept the minutes of all meetings of the stockholders and the Board of Directors.  The Secretary shall have charge of the seal of the Corporation and shall perform such other duties and possess such authority as are incident to the office of Secretary or as may be assigned or delegated to the Secretary by the President or assigned to the Secretary by the Board of Directors.

(g)          Assistant Secretaries, if elected, shall have such duties and possess such authority as may be delegated to them by the Secretary or assigned or delegated to them by the President or assigned to them by the Board of Directors.

(h)          Subject to these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to such officer’s office, and such duties and powers as may be designated from time to time by the Board of Directors.

Section 2.          Tenure.  Except as otherwise provided by the Certificate of Incorporation or these Bylaws, each of the officers of the Corporation shall hold office from the time of election and qualification until such officer’s successor shall have been elected and shall have qualified, or until the earlier death, resignation or removal of such officer.

Section 3.          Removal, Resignation.  Unless otherwise provided in the Certificate of Incorporation or these Bylaws, any officer may be removed, with or without cause, by the vote of a majority of the directors then in office.  Any officer may resign at any time by written notice to the Chief Executive Officer, President or the Secretary of the Corporation.  Resignations shall take effect immediately, unless otherwise specified.

ARTICLE IV:  CAPITAL STOCK

Section 1.          Certificates of Stock.  Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors.  Such certificate shall be signed by a President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.  Such signatures may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the time of its issue.  Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.  The Corporation shall be permitted to issue fractional shares.

Section 2.          Transfers.  Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

Section 3.          Record Holders.  Except as may otherwise be required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.  It shall be the duty of each stockholder to notify the Corporation of such stockholder’s post office address.

Section 4.          Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date on which it is established, and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, more than ten (10) days after the date on which the record date for stockholder consent without a meeting is established, nor more than sixty (60) days prior to any other action.  In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the Corporation after the record date.

If no record date is fixed, (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, (b) the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this state, to its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded, and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.          Lost Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE V:  INDEMNIFICATION

Section 1.	Definitions. For purposes of this Article V:

(a)          “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.  For purposes of this Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation.  Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(b)          “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(c)          “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d)          “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e)          “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(f)          “Officer” means any person who serves or has served the Corporation as an officer appointed by the Board of Directors of the Corporation;

(g)        “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(h)          “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

Section 2.          Indemnification of Directors and Officers.  Subject to the operation of Section 4 of this Article V of these Bylaws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.  Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these Bylaws in accordance with the provisions set forth herein.

Section 3.          Indemnification of Non-Officer Employees.  Subject to the operation of Section 4 of this Article V of these Bylaws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators.  Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

Section 4.          Good Faith.  Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful.  Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

Section 5.          Advancement of Expenses to Directors Prior to Final Disposition.

(a)          The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status, upon the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

(b)          In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

Section 6.          Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a)          The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer and Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b)          In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

Section 7.          Contractual Nature of Rights.

(a)          The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(b)          If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim.  The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible.  The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c)          In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

Section 8.          Non-Exclusivity of Rights.  The rights to indemnification and advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Section 9.          Insurance.  The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

Section 10.          Other Indemnification.  The Corporation’s obligation, if any, to indemnify any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

ARTICLE VI:  MISCELLANEOUS

Section 1.         Fiscal Year.  Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31st of each year.

Section 2.          Seal.  The Board of Directors shall have power to adopt and alter the seal of the Corporation.

Section 3.        Execution of Instruments.  Subject to any limitations which may be set forth in a resolution of the Board of Directors, all deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by, a President, or by any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

Section 4.         Representation of Shares of Other Corporations.  The chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Secretary or Assistant Secretary of this corporation, or any other person authorized by the Board of Directors or the Chief Executive Officer or the President or a Vice President, is authorized to vote, represent, and exercise on behalf of this corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of this corporation.

Section 5.          Resident Agent.  The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

Section 6.       Corporate Records.  The original or attested copies of the Certificate of Incorporation, By laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent.

Section 7.          Amendment of Bylaws.  These Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by the stockholders or by the Board of Directors; provided, that (a) the Board of Directors may not alter, amend or repeal any provision of these Bylaws which by law, by the Certificate of Incorporation or by these Bylaws requires action by the stockholders and (b) any alteration, amendment or repeal of these Bylaws by the Board of Directors and any new Bylaw adopted by the Board of Directors may be altered, amended or repealed by the stockholders.

Section 8.          Force and Effect of Bylaws.  These Bylaws are subject to the provisions of the DGCL and the Certificate of Incorporation, as they may be amended from time to time.  If any provision in these Bylaws is inconsistent with a provision in the DGCL or the Certificate of Incorporation, the provision of the DGCL or the Certificate of Incorporation shall govern to the extent of such inconsistency.

Adopted January 1, 2018